ARTICLE 11
                                 MANAGING MEMBER

         11.1 Notwithstanding any provision contained in Article 10 to the contrary, the daily affairs of the Company shall be conducted by the Managing Member who shall the power and authority to make ordinary and usual decisions concerning the business and affairs of the Company. The Managing Member shall have the power and authority, on behalf of the Company, to do the following:

                  (a) open one or more depository accounts and make deposits into and checks and withdrawals against such accounts;

                  (b) invest the capital resources of the Company, in amounts not to exceed one hundred and twenty-five percent (125%) of the capital of the Company without the prior consent of a majority in interest of the Members, in stocks, bonds and other securities of publically traded companies (collectively "Permitted Investments"), including the ability to buy, sell, exchange, swap or transfer such securities;

                  (c) open one or more cash or margin brokerage accounts in the name of the Company for purposes of making Permitted Investments;

                  (d) obtain insurance covering the business and affairs of the Company;

                  (e) commence, prosecute or defend any proceeding in the Company's name; and

                  (f) enter into any and all agreements and execute any and all contracts, documents and instruments necessary or required to effectuate the foregoing.

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         11.2   Notwithstanding   any  provision  contained  in  this  Operating
Agreement to the contrary,  it is  specifically  agreed between the Members that

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the Company  shall make no  investment  in Cali Realty  Corporation  without the unanimous prior consent of all Members.

         11.3 (a) The Managing Member shall perform and discharge his duties as a manager in good faith, with the care an ordinary prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the Company. The Managing Member shall not be liable for any monetary damages to the Company for any breach of such duties except for: receipt of a financial benefit to which the Manager is not entitled; voting for or assenting to a distribution to Members in violation of this Operating Agreement or the Act; a knowing violation of the Law; fraud; or a willful breach of fiduciary obligations owed to the Members.

                  (b) The Managing Member shall devote a significant amount of his time and efforts to furthering the business and investments of the Company and any other corporations and partnerships formed to invest in the stock in private and public companies or real estate assets and mortgages. The Managing Member shall also be permitted to perform consulting and legal services for Environmental Waste Management Associates, Inc., its principal shareholders, Richard Greenberg, and for Glenn Woo and other real estate related clients. In compensation equal to $125,000, payable quarterly.

         11.4 Unless otherwise provided by law or expressly assumed, a person who is a Member or manager, or both, shall not be liable for the acts, debts or liabilities of the Company.

         11.5 The Company shall indemnify the Managing Member and each other Member and may indemnify and employee or agent of the Company who was or is a party or is threatened to be made a party to threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than action by or in the right of the Company, by reason of the fact that such person is or was a manager, employee or agent of the Company against expenses, including attorneys fees, judgements, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if the person acted in good faith, with the care an ordinary prudent person in a like position would exercise under similar circumstances, and in a manner that such person reasonably believed to be in the best interests of the Company and with respect to a criminal action or proceeding, if such person had

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no reasonable cause to believe such person's conduct was unlawful. To the extent that a Member, employee or agent of the Company has been successful on the merits or otherwise in defense of an action, suit or proceeding or in defense of any claim, issue or other matter in the action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including attorneys fees incurred by such person in connection with the action, suit or proceeding
and  any  action,   suit  or   proceeding   brought  to  enforce  the  mandatory
indemnification provided herein. Any indemnification permitted under this Article, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amount paid in settlement. This determination and evaluation shall be made by a majority vote of the Members who are not parties or threatened to be made parties to the action, suit or proceeding. Notwithstanding the foregoing to the contrary, no indemnification shall be provided to the Managing Member or any other Member, employee or agent of the Company for or in connection with the receipt of a financial benefit to which such person is not entitled, voting for or assenting to a distribution to Members in violation of this Operating Agreement of the Act, or a knowing violation of law.